CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-178767 on Form N-1A of our report dated February 17, 2026, relating to the financial statements and financial highlights of First Trust/Dow Jones Dividend & Income Allocation Portfolio, First Trust Multi Income Allocation Portfolio, First Trust Dorsey Wright Tactical Core Portfolio, First Trust Capital Strength® Portfolio, First Trust International Developed Capital Strength® Portfolio, First Trust Growth StrengthTM Portfolio and First Trust Capital Strength® Hedged Equity Portfolio, each a series of First Trust Variable Insurance Trust, appearing in Form N-CSR of First Trust Variable Insurance Trust for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, “Policy Regarding Disclosure of Portfolio Holdings”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITE & TOUCHE LLP

Chicago, Illinois

April 29, 2026